SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                  F O R M 8 - K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   May 4, 2000
                                                 -------------

                             Jaco Electronics, Inc.
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               (Exact name of Registrant as Specified in Charter)


          New York              000-05896              11-1978958
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(State or Other Jurisdiction  (Commission)     (IRS Employer Identification No.)
       of Incorporation)       File Number)


145 Oser Avenue, Hauppauge, New York                     11788
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code    (631) 273-5500
                                                     -----------------



                                      N/A
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      (Former name or former address, if changed since last report)



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Item 5. Other Events.
         On May 9, 2000, Jaco Electronics, Inc. ("Jaco" or the "Company") announced that it had executed a Stock Purchase Agreement (the "Stock Purchase Agreement"), by and among Jaco, a New York corporation, and all of the stockholders of Interface Electronics Corp., a Massachusetts corporation ("Interface"), and a distributor of electronic components. The Stock Purchase Agreement provides that Jaco will acquire all of the issued and outstanding shares of Common Stock, no par value (the "Shares"), of Interface (the "Transaction"), from Joseph F. Oliveri and Brendan J. Perry (the "Sellers").

         In consideration of the acquisition of the Shares, the Company has agreed to pay to the Sellers $15,400,000 in cash and assume approximately $3,500,000 of bank debt at the closing (subject to a post closing net worth adjustment), plus a deferred payment of up to $3,960,000 (subject to adjustment), approximately one (1) year from the anniversary of the closing (or earlier under certain circumstances), and a deferred payment of up to $2,640,000 (subject to adjustment), approximately two (2) years from the anniversary of the closing (or earlier under certain circumstances). A portion of the purchase price will be held in escrow pending the satisfaction of certain conditions.

         The Stock Purchase Agreement contains certain representations, warranties, covenants (including noncompetition and nonsolicitation provisions agreed to by the Sellers), conditions and indemnification provisions. The consummation of the Transaction is subject to a number of conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of all other material authorizations, consents and approvals of governments and governmental agencies, and the absence of any event having a material adverse effect on the business, assets, properties or financial condition of Interface.






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     In  connection  with  the  Transaction,  Mr.  Oliveri  will  enter  into an employment agreement with Jaco Electronics, Inc. for a three (3) year term, pursuant to which he will serve as Vice Chairman of the Board of Directors and Executive Vice President of the Company.

         The Company expects the Transaction to close during the second calendar quarter of 2000, but not later than the termination date in the Stock Purchase Agreement, which is June 30, 2000.

         To finance the consideration for the Transaction, the Company received a commitment from its commercial banks to increase its credit facility from $30,000,000 to $50,000,000, based principally on eligible accounts receivable and inventories of the Company. Borrowings under the credit facility will be collateralized by substantially all of the assets of the Company.

         The foregoing is merely a summary of the Transaction. A copy of the Stock Purchase Agreement is attached as an Exhibit hereto.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


(a)      Exhibits

Exhibit                                                                   Page
Number     Description                                                    Number
--------   -------------                                                  ------


2.1 Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Stockholders of Interface Electronics Corp. as of May 4, 2000.


99.9     Press Release dated May 9, 2000.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     JACO ELECTRONICS, INC.


Date: May 15, 2000                                      By: /s/Jeffrey D. Gash
                                                        -----------------------
                                                         Jeffrey D. Gash,
                                                         Vice President-Finance




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                                  EXHIBIT INDEX


Exhibit                                                                    Page
Number     Description                                                    Number
------     -----------                                                   -------


2.1 Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Stockholders of Interface Electronics Corp. as of May 4, 2000.


99.9      Press Release dated May 9, 2000.

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